Investor Relations: invrel@pge-corp.com | Media: 415.973.5930 | www.pgecorp.com
July 23, 2026

PG&E Corporation Reports Second Quarter 2026 Results; On Track to Deliver Solid 2026

OAKLAND — PG&E Corporation (NYSE: PCG) is on track to deliver solid financial results in 2026. Financial progress includes:

•GAAP earnings were $0.33 and $0.72 per share for the second quarter and first six months of 2026, respectively, compared to $0.24 and $0.51 per share for the same periods in 2025.
•Non-GAAP core earnings were $0.40 and $0.83 per share for the second quarter and first six months of 2026, compared to $0.31 and $0.64 per share for the same periods in 2025.
•Full year 2026 non-GAAP core EPS guidance reaffirmed at $1.64 to $1.66 per share.1
•On track to meet 2-4% non-fuel operating and maintenance (O&M) cost reduction target.
•Completed $2.2 billion Utility bond issuance in June, bringing total Utility debt financings to $4.4 billion for the year.

Operational progress during the second quarter of 2026 continued to focus on delivering safe, reliable, affordable, and clean energy to customers. Pacific Gas and Electric Company (PG&E or the Utility):

•Unveiled its new electric system Continuous Monitoring Center, a centralized hub bringing together people, data, and advanced machine learning to help detect risk early, prevent wildfires, and strengthen reliability for customers. From January 2025 through June 2026, PG&E's continuous monitoring capabilities have avoided 28 potential ignitions in high fire-risk areas and 19.6 million outage minutes as well as provided $11.2 million in savings through lower-cost repairs.
•Constructed 37 miles of underground powerlines and installed 100 miles of strengthened poles and covered powerlines in high fire-risk areas. By the end of 2027, PG&E plans to complete more than 1,900 total miles of undergrounding and more than 2,000 miles of strengthened poles and covered powerlines, along with other wildfire safety system upgrades.
•Submitted a report to California regulators, which calculated a 60% reduction in methane emissions from the Utility’s natural gas system in 2025 compared to a 2015 baseline, exceeding its 2030 target five years early.
1 PG&E Corporation is unable to provide GAAP guidance or present a quantitative reconciliation of forward-looking non-GAAP core earnings, non-GAAP core EPS, or non-GAAP core EPS growth without unreasonable effort because specific line items, which may be significant, are not estimable. For instance, amortization of the Wildfire Fund contribution asset, the impacts of regulatory decisions, special tax items, and wildfire-related costs, net of recoveries, are difficult to predict due to various factors outside of management’s control.

•Connected over 3,930 electric customers and over 2,460 new electric vehicle charging ports to the Utility's grid.
•Delivered $15 million to over 47,000 low- and moderate-income customers through PG&E's Relief for Energy Assistance through Community Help (REACH) and Match My Payment programs.
•Advanced new data center projects in PG&E’s service area with an overall pipeline of over 12 gigawatts (GWs). With appropriate pricing, every one GW of new data center load could help customers save 1% or more on their monthly electric bill.

“Our PG&E team continues to make meaningful progress delivering safe, affordable, reliable, and clean energy to our customers. We’re encouraged by the engagement around California wildfire liability reform and are advocating for a durable solution that delivers for customers and investors,” said PG&E Corporation CEO Patti Poppe.

2026 Guidance

PG&E Corporation is reaffirming its full year 2026 non-GAAP core earnings guidance range of $1.64 to $1.66 per share. Factors expected to drive non-GAAP core earnings include return on customer capital investment and costs related to unrecoverable interest expense and other earnings factors, including allowance for funds used during construction, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure that excludes non-core items, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of consolidated income available for common shareholders to non-GAAP core earnings (including non-GAAP core EPS).

Financial Results

PG&E Corporation recorded second-quarter 2026 income available for common shareholders of $733 million, and $0.33 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $521 million, and $0.24 per diluted share, for the second quarter of 2025.

The increase in GAAP earnings was primarily driven by customer capital investment due to the earnings impact of higher rate base and net O&M savings, partially offset by a lower CPUC return on equity in effect during 2026 as compared to 2025 and increased Wildfire Fund expense.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings were $920 million, and $0.40 per diluted share, for the second quarter of 2026, compared to $674 million, and $0.31 per diluted share, for the second quarter of 2025.

The increase in Non-GAAP core earnings was driven by similar factors to our GAAP earnings except for Wildfire Fund expense.

Non-core items, which management does not consider representative of ongoing earnings, totaled $164 million after tax, and $0.07 per share, for the second quarter of 2026, compared with $154 million after tax, and $0.07 per share, for the second quarter of 2025.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will hold a conference call on July 23, 2026, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its second-quarter 2026 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Second Quarter 2026 Earnings Call

When: Thursday, July 23, 2026 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through July 30, 2026, by dialing (800) 770-2030. The confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire & Safety” and “News & Events” pages, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, guidance, estimates, future plans, and strategies of PG&E Corporation and the Utility, including regarding earnings, customer bills, operating and maintenance costs, system hardening, continuous monitoring, and load growth. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include factors disclosed in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2025, their most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (Form 10-Q), and other reports filed with or furnished to the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating Revenues
Electric	$4,388	$4,414	$9,355	$8,549
Natural gas	1,514	1,484	3,428	3,332
Total operating revenues	5,902	5,898	12,783	11,881
Operating Expenses
Cost of electricity	800	599	1,361	998
Cost of natural gas	115	111	585	607
Operating and maintenance	2,536	2,860	5,648	5,506
Wildfire-related claims, net of recoveries	—	50	—	99
Wildfire Fund expense	126	109	228	185
Depreciation, amortization, and decommissioning	1,062	1,073	2,228	2,170
Total operating expenses	4,639	4,802	10,050	9,565
Operating Income	1,263	1,096	2,733	2,316
Interest income	110	181	232	298
Interest expense	(796)	(792)	(1,599)	(1,526)
Other income, net	97	84	213	154
Income Before Income Taxes	674	569	1,579	1,242
Income tax provision (benefit)	(87)	20	(67)	59
Net Income	761	549	1,646	1,183
Preferred stock dividend requirement	28	28	55	55
Income Available for Common Shareholders	$733	$521	$1,591	$1,128
Weighted Average Common Shares Outstanding, Basic	2,202	2,198	2,201	2,196
Weighted Average Common Shares Outstanding, Diluted	2,285	2,203	2,284	2,201
Net Income Per Common Share, Basic	$0.33	$0.24	$0.72	$0.51
Net Income Per Common Share, Diluted	$0.33	$0.24	$0.72	$0.51

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP) to Non-GAAP Core Earnings
Second Quarter, 2026 vs. 2025

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2026	2025	2026	2025	2026	2025	2026	2025
PG&E Corporation’s GAAP earnings/EPS, basic	$733	$521	$0.33	$0.24	$1,591	$1,128	$0.72	$0.51
Mandatory convertible preferred stock dividends	24	—	—	—	48	—	—	—
PG&E Corporation’s GAAP earnings/EPS, diluted (1)	$757	$521	$0.33	$0.24	$1,639	$1,128	$0.72	$0.51
Non-core items: (2)
Amortization of Wildfire Fund contribution (3)	91	77	0.04	0.04	164	133	0.07	0.06
Bankruptcy and legal costs (4)	—	10	—	—	—	15	—	0.01
Investigation remedies (5)	35	30	0.02	0.01	48	48	0.02	0.02
Prior period net regulatory impact (6)	35	(6)	0.02	—	50	(12)	0.02	(0.01)
SB 901 securitization (7)	(1)	3	—	—	(6)	11	—	—
Wildfire-related costs, net of recoveries (8)	4	40	—	0.02	7	79	—	0.04
PG&E Corporation’s non-GAAP core earnings/EPS (9)	$920	$674	$0.40	$0.31	$1,902	$1,402	$0.83	$0.64

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2026 and 2025, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) For more information regarding the calculation of GAAP earnings and EPS, see Note 7 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(2) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(3) The Utility recorded costs of $126 million (before the tax impact of $35 million) and $228 million (before the tax impact of $64 million) during the three and six months ended June 30, 2026, respectively, associated with the amortization of the Wildfire Fund asset, as well as accretion of the related Wildfire Fund liability. For more information, see Note 2 of the Notes to the Condensed Consolidated Financial Statements in the Form 10-Q.

(4) Related to costs to resolve proof of claims filed in PG&E Corporation’s and the Utility’s Chapter 11 filing.

(5) Includes costs associated with the decision different for the order instituting investigation (OII) related to the 2017 Northern California Wildfires and 2018 Camp Fire (Wildfires OII), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreements resolving the Safety and Enforcement Division’s investigations into the 2020 Zogg and 2022 Mosquito fires, as shown below.

(in millions)	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Wildfires OII disallowance and system enhancements	$9	$16
Locate and mark OII system enhancements	—	2
Paradise restoration and rebuild	—	—
2020 Zogg fire settlement	8	14
2022 Mosquito fire settlement	22	22
Investigation remedies	$39	$54
Tax impacts	(4)	(6)
Investigation remedies (post-tax)	$35	$48

(6) The Utility recorded costs of $48 million (before the tax impact of $13 million) and $69 million (before the tax impact of $19 million) during the three and six months ended June 30, 2026, respectively, related to an adjustment for potential disallowances associated with a FERC TO20 settlement. Separately, 2025 reflects an adjustment to expenses associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.

(7) The Utility recorded benefits of $2 million (before the tax impact of $1 million) and $9 million (before the tax impact of $3 million) during the three and six months ended June 30, 2026, respectively, related to any earnings-impacting investment losses or gains associated with investments related to the contributions to the Customer Credit Trust.

(8) Includes costs to resolve third-party claims, net of recoveries, for the 2019 Kincade fire and 2021 Dixie fire, inclusive of outside counsel fees, as shown below.

(in millions)	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
2019 Kincade fire	$2	$3
2021 Dixie fire	4	7
Wildfire-related costs, net of recoveries	$5	$10
Tax impacts	(1)	(3)
Wildfire-related costs, net of recoveries (post-tax)	$4	$7

(9) “Non-GAAP core earnings” and “Non-GAAP core EPS” are non-GAAP financial measures. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the Form 10-Q.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders, diluted, less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed above. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide measures that allow investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.